LICENSE AGREEMENT
         THIS LICENSE AGREEMENT (the "Agreement") is effective as of March 5, 1999 (the "Effective Date"), between IMMUNOMEDICS, INC. (hereinafter, Immunomedics"), having its principal place of business at 300 American Road, Morris Plains, New Jersey 07950, and IBC PHARMACEUTICALS, L.L.C. (hereinafter "IBC"), having its principal place of business at c/o David M. Goldenberg, Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950.

                                   WITNESSETH

         WHEREAS, Immunomedics owns or controls certain Immunomedics Patent Property and Immunomedics Biotechnology Assets (as such terms are defined below), relating to the production and use of CEA-specific monoclonal antibodies
(Mabs), and has access to technology for the production of other humanized Mabs, and certain adjuvant treatment; and

         WHEREAS, IBC has expressed an interest in obtaining a license or sublicense under certain Immunomedics Patent Property and the Immunomedics Biotechnology Assets, and obtaining certain services and Mabs from Immunomedics; and

         WHEREAS, Immunomedics is a member of IMG Technology, LLC ("IMG"), a Delaware limited liability company which in turn is a member of IBC; and

         WHEREAS, IMG, as and for its capital contribution to IBC, has agreed to arrange for the licensing or sublicensing by Immunomedics to IBC of the Immunomedics Patent Property and the Immunomedics Biotechnology Assets; and

         WHEREAS, Immunomedics is willing, as and for its capital contribution to IMG, to license or sublicense to IBC said Immunomedics Patent Property and the Immunomedics Biotechnology Assets and provide such services and Mabs to IBC, subject to the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound thereby, the parties hereto agree as follows:

1.       DEFINITIONS.

         1.1 "Affiliate" of a party shall mean any corporation or other business entity controlled by, controlling or under common control of a party to this Agreement. The word and root "control" in the context of a corporation shall mean direct or indirect beneficial ownership of at least fifty percent (50%) of the shares entitled to vote for members of the Board of Directors of such corporation; and, in the context of any other business entity, the right to receive at least fifty percent (50%) of the net income of such business entity.

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Notwithstanding  the  foregoing,  for purposes of this  Agreement,  Immunomedics shall be deemed to be an Affiliate of IBC as long as Immunomedics owns directly or beneficially at least fifteen percent (15%) of the shares of IBC entitled to vote for members of the Board of Directors of IBC, but IBC shall not be deemed to be an Affiliate of Immunomedics, and IBC shall not be deemed to be an Affiliate of Coulter Corporation, Immunotech S.A. or Immunotech Partners S.A. nor shall Coulter Corporation, Immunotech S.A. or Immunotech Partners S.A. be deemed to be Affiliates of IBC.

         1.2 "Immunomedics Patent Property" shall mean each and all of the patents and applications contained in Exhibit 1; the patents which issue from such applications, as well as patents issuing from any continuation, substitute, division, or continuation-in-part of the Exhibit 1 patents and applications, and any reissues, reexaminations or extensions of such patents; and, all foreign counterpart applications and the patents which issue therefrom, including all foreign applications which claim priority from any of the foregoing applications. For the purposes of this agreement, a "foreign counterpart application" is an application filed in a country other than that of the basic/parent application which application claims subject matter disclosed, in whole or in part, in such basic/parent application.

         1.3 "Immunomedics Biotechnology Assets" shall mean: (a) Class III CEA-specific monoclonal antibodies, and methods, processes, and protocols for their production; (b) technology for producing humanized Class III CEA-specific monoclonal antibodies; and (c) patents and patent applications having claims to the use of lysine to reduce renal toxicity of cancer radioimmunotherapy within the IBC Field. In each case the assets include those assets owned or controlled by Immunomedics now or at any time during the term of this Agreement .

         1.4 "AES Technology" shall mean technology in which bi-specific antibodies and radiolabeled bivalent haptens are used to increase dose delivery to tumors and reduce toxic side effects caused by high levels of compounds in healthy tissue and organs and which is covered by one or more patent claims contained in one or more patents and patent applications listed in Exhibit 2.

         1.5 "Control" "Controls" and "Controlled By" shall mean the ability to grant the licenses or sublicenses herein or to provide the Mabs or services set forth herein, as the case may be, without violating the terms of any agreement or other arrangement with any third party.

         1.6 "IBC Field" shall mean the field of radioimmunotherapy (RAIT) of cancer using AES Technology, including applications solely for laboratory and clinical research purposes.

         1.7      "Mabs" shall mean monoclonal antibodies or fragments thereof.

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

2.       GRANTS AND SERVICES.

         2.1      Grant to IBC.

                  2.1.1   Immunomedics   hereby   grants  to  IBC  a  worldwide,
royalty-free, exclusive license, limited to the IBC Field, under the Immunomedics Patent Property and the Immunomedics Biotechnology Assets, to practice any and all methods, and to use, offer for sale, and sell any and all kits, components, reagents, Mabs and products which are covered by one or more claims in said Immunomedics Patent Property or are included in the Immunomedics Biotechnology Assets.

                  2.1.2 IBC has the right to sublicense its rights  described in
Section 2.1.1 to its Affiliates, comarketers and distributors, subject to the same limitations that apply to the underlying license, except for the right to further sublicense.

         2.2      Supply of Mabs and Products to IBC

                  2.2.1 Immunomedics shall, in accordance with a supply agreement to be hereafter mutually agreed upon, supply to IBC its reasonable requirements of CEA-specific Mabs covered by the Immunomedics Patent Property and Immunomedics Biotechnology Assets, on reasonable commercial terms.

                  2.2.2 Immunomedics shall, once a product or products have been developed by IBC, negotiate in good faith a supply agreement with IBC to supply to IBC its reasonable requirements of finished products comprising CEA-specific Mabs, on reasonable commercial terms.

                  2.2.3 In the event that the parties are unable to agree upon the terms of the supply agreement described in Sections 2.2.1 and 2.2.2, the terms of that agreement will be determined in a binding arbitration proceeding as described in Section 15 below.

                  2.2.4 To ensure supply of the Immunomedics Biotechnology Assets, Immunomedics shall establish and maintain viable samples of all cell lines necessary to manufacture the Mabs and humanized Mabs described in Sections 1.3(a) and 1.3(b) at an off-site location.



         2.3      Access to Technology

                  2.3.1   Immunomedics   has  licenses  and  rights  to  certain
technology for producing  humanized Mabs (hMabs) and shall, upon written request

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

from IBC, use reasonable commercial efforts to apply such technology to generate humanized anti-hapten Mab for use with the AES Technology, subject to Immunomedics' right to practice such technology on behalf of others and also subject to the payment by IBC of any royalties owed by Immunomedics to third parties by reason of Immunomedics applying such technology on behalf of IBC. If Immunomedics is successful in constructing a suitable humanized Mab, Immunomedics shall negotiate in good faith a supply agreement with IBC to supply to IBC on reasonable commercial terms its reasonable requirements of such humanized anti-hapten Mab.

                  2.3.2 Immunomedics has licenses and rights to certain lysine adjuvant treatment technology for mitigating the side effects of RAIT and agrees to make such technology available to IBC for use in the IBC Field , subject to Immunomedics' right to grant sublicenses thereunder and also subject to the payment by IBC if any royalties owed by Immunomedics to third parties by reason of Immunomedics applying such technology on behalf of IBC.

         2.4      Use of Biotechnology Assets.

                  2.4.1 IBC agrees that it will not itself produce nor use any third party to produce the Mabs to be supplied by Immunomedics under the supply agreement to be hereafter negotiated, and that it will use the CEA-specific Mabs supplied by Immunomedics solely for products and applications in the IBC Field. IBC will protect the confidentiality of the intellectual property relating to the Immunomedics Biotechnology Assets with at least the same care as used by IBC to protect its own biotechnology assets of comparable value. IBC will use reasonable commercial efforts to keep records of the use, distribution and location of each lot of CEA-specific Mabs provided by Immunomedics.

         2.5      Right of First Negotiation for New Technology

                  2.5.1 Immunomedics hereby grants to IBC the right of first negotiation to license, on reasonable commercial terms, future technology developed or acquired by Immunomedics and under which Immunomedics has the right to grant licenses or sublicenses in the IBC Field that may be useful to IBC to improve its products in the IBC Field. This right of first negotiation shall be in force for a period of 60 days from the date that IBC requests a license for any such technology.

         2.6      Right   of   First  Negotiation  for  Marketing,  Selling  and
                  Distribution

                  2.6.1 Upon request by Immunomedics, IBC shall inform Immunomedics of the territories where IBC is marketing IBC products. For any IBC products that are marketed, sold, or distributed in at least one territory, IBC hereby grants to Immunomedics the right of first negotiation to market, sell and distribute those products in any other territory where Immunomedics markets, sells or distributes its own products but where IBC does not itself market, sell or distribute the IBC products (hereinafter the "Available Marketing Territories"). This right of first negotiation shall be in force for a period of 60 days from the date that Immunomedics requests marketing rights in the Available Marketing Territories.


3.       CONSIDERATION.

         3.1 IBC Stock Consideration To IMG. As full consideration for the grants set forth in Section 2.1 of this Agreement, IBC shall sell and deliver to IMG the ownership of Three Million Seven Hundred Twenty-Nine Thousand Six
Hundred (3,729,600) shares of IBC's Series A Preferred Membership Interest Units, pursuant to that certain Operating Agreement of IBC, dated as of March 5, 1999, by and among IMG., IBC and certain other parties, said conveyance to be made on the Effective Date hereof.


4.       IMMUNOMEDICS REPRESENTATIONS AND WARRANTIES,
         DISCLAIMERS AND INDEMNIFICATION.

         Immunomedics represents and warrants:

         4.1      Property.

                  4.1.1 Immunomedics owns or Controls the Immunomedics Patent Property and Immunomedics Biotechnology Assets applicable to AES Technology.

                  4.1.2 If Immunomedics should do anything or fail to do anything it is required to do in the agreements granting it licenses of Immunomedics Patent Property which result in the loss of such licenses or jeopardize the sublicense granted hereunder to IBC, Dr. David M. Goldenberg, the licensor of such Immunomedics Patent Property, by his countersignature to this Agreement, agrees to directly license IBC so as to maintain the same rights and conditions under which IBC is licensed under this Agreement.

                  4.1.3 Immunomedics has not been sued or charged as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents or violation of any trade secret or other proprietary right of any third party with respect to the Immunomedics Biotechnology Assets and Immunomedics Patent Property. The Immunomedics Biotechnology Assets and Immunomedics Patent Property are not subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the sale, assignment, licensing or sublicensing thereof by Immunomedics.

                  4.1.4 Except for current litigation against Hoffmann-La Roche ("Roche") and claims or defenses by Roche and its affiliates of invalidity, Immunomedics has no knowledge of any claims with respect to the Immunomedics

Patent Property that have been asserted or threatened, by any other person, or of any valid grounds for any bona fide claims challenging the ownership, validity or enforceability of any of the Immunomedics Patent Property, nor does any officer of Immunomedics have any knowledge of any material unauthorized use, infringement or misappropriation of any of the Immunomedics Patent Property by any third party, including any employee or former employee of Immunomedics.

                  4.1.5 Nothing in this agreement shall be construed as a warranty or representation by Immunomedics that anything made by Immunomedics and sold to IBC or made, used, sold, or otherwise disposed of by IBC under any license or sublicense granted in this agreement is or will be free from infringement of patents of third parties. Immunomedics makes no warranty, express or implied, concerning the fitness for any particular purpose of any products licensed or the property rights licensed to IBC.

         4.2 DISCLAIMER. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO BE A REPRESENTATION OR WARRANTY BY IMMUNOMEDICS OF THE ACCURACY, SAFETY, OR USEFULNESS FOR ANY PURPOSE OF ANY TECHNICAL INFORMATION, TECHNIQUES, OR PRACTICES AT ANY TIME MADE AVAILABLE BY IMMUNOMEDICS. IMMUNOMEDICS SHALL HAVE NO LIABILITY WHATSOEVER TO IBC OR ANY OTHER PERSON FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED ON IBC OR ANY OTHER PERSON, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM (A) THE PRODUCTION, USE, OR SALE OF ANY APPARATUS OR PRODUCT, OR THE PRACTICE OF THE PATENTS; (B) THE USE OF ANY TECHNICAL INFORMATION, TECHNIQUES, OR PRACTICES DISCLOSED BY IMMUNOMEDICS; OR (C) ANY ADVERTISING OR OTHER PROMOTIONAL ACTIVITIES WITH RESPECT TO ANY OF THE FOREGOING.

         4.3 Indemnification. IBC shall hold Immunomedics, its directors, officers, employees and agents, harmless from and against any and all claims, expenses (including reasonable attorneys fees), proceedings, demands and liability of any kind whatsoever arising out of or in connection with or resulting from any of the matters described in Section 4.2 hereof.

         4.4 Insurance. IBC shall obtain and carry in full force and effect liability insurance which shall fully protect Immunomedics in regard to events covered by Section 4.2 above. IBC shall cause Immunomedics to be included as a named insured on any such insurance. IBC shall furnish certificate(s) of such insurance to Immunomedics, upon request. The amount of such coverage shall be the maximum obtainable at reasonable cost.

5.       IBC REPRESENTATIONS AND WARRANTIES.

         IBC represents and warrants:

         5.1 Organization and Good Standing. IBC is a limited liability corporation, legally and validly incorporated, organized, existing and in good standing under the laws of the State of Delaware.

         5.2      Authority Regarding this Agreement.

                  5.2.1 IBC has the complete and unrestricted right, power, authority and capacity to: (a) execute and deliver this Agreement; and (b) carry out and perform IBC's obligations pursuant to this Agreement.

                  5.2.2 No further corporate or shareholder approvals or proceedings are necessary on the part of IBC to authorize this Agreement or any of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by IBC does not require notice to, or consent or approval from, any governmental body or other regulatory authority.

                  5.2.3 This Agreement has been duly and validly executed and delivered by IBC and is a legal, valid and binding obligation of IBC, enforceable in accordance with its terms.


6.       PATENT PROPERTY.

         6.1 Prosecution and Maintenance. Immunomedics shall, at its own expense, (i) file and prosecute all patent applications contained within the Immunomedics Patent Property and (ii) maintain all patents contained within the Immunomedics Patent Property; provided that Immunomedics may abandon one or more applications or patents contained within the Immunomedics Patent Property if Immunomedics and IBC agree that the prospect for obtaining commercial useful protection does not justify the cost of pursuing or maintaining the application or patent.

         6.2      Infringement of Patent Property by Third Parties.

                  6.2.1 Notice. Each party shall promptly notify the other in writing of any alleged or threatened infringement of the Immunomedics Patent Property of which it becomes aware and which may adversely impact the rights of IBC hereunder.

                  6.2.2 Enforcement Action. In the event that the parties become aware of any such alleged or threatened infringement of the Immunomedics Patent Property by a person or entity who is a direct competitor of IBC, Immunomedics shall have the right, but not the obligation, to take appropriate action against such person or entity. In the event Immunomedics fails to institute an infringement suit or take other reasonable action in response to such

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

infringement within sixty (60) days, IBC shall have the right, but not the obligation upon thirty (30) days notice to Immunomedics, to institute such suit or take other appropriate action in its own name; provided however, that if necessary, Immunomedics agrees to be joined as a party plaintiff. Regardless of which party brings such enforcement action, the other party hereby agrees to cooperate reasonably in any such effort. The party not bringing the action shall have the right to participate in such action at its own expense with its own counsel and any recovery obtained by settlement or otherwise shall be disbursed as follows: each party shall first recover any reasonable expenses incurred in such action (including counsel fees). Thereafter, the parties shall share any remaining recovery in the same proportion as their recovered costs. In the event that the party not bringing the action does not want to participate in the recovery obtained by settlement or otherwise, then the party instituting the law suit shall be responsible for all costs and expenses of the non-participating party in cooperating with the party instituting the law suit.

         6.3      Infringement of Third Party Patent Rights.

                  6.3.1 In the event that the use or sale of a process or product incorporating AES Technology in the IBC Field and covered by the Immunomedics Patent Property becomes the subject of a claim of infringement of a patent or other proprietary right, the parties shall promptly confer to discuss the claim and whether a joint defense is feasible or desirable.

                  6.3.2 Unless the parties otherwise agree, IBC shall assume the responsibility and expense for the conduct of the defense of any such claim described in Section 6.3.1. Immunomedics shall have the right, but not the obligation, to participate in any such suit at its sole option and at its own expense. Each party shall reasonably cooperate with the party conducting the defense of the claim. No party shall enter into any settlement that affects any other party's rights or interests without such other party's written consent, not to be unreasonably withheld.

         6.4      Joint inventions.

                  6.4.1 "Joint Invention(s)" means any discovery, whether patentable or otherwise, relating to the AES Technology which is jointly made by one or more employees of IBC and one or more employees of Immunomedics, the inventorship to be determined by the criteria used to determine inventorship under U.S. patent law, and any U.S. or foreign patent application claiming the discovery, together with all divisions, continuations, or continuations-in-part thereof, and any patents issued thereon or reissues or extensions thereof.

                  6.4.2. IBC and Immunomedics shall be joint owners of the Joint Invention(s), all know-how and information necessary to practice the Joint
Invention(s), any applications for patent which may be filed on the Joint Invention(s), and any improvements thereon which arise from continued

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

collaborative research between the parties, and each and every patent covering the Invention(s), or such improvements, that may be issued in the United States of America and in any foreign country. IBC and Immunomedics shall each have a fifty percent (50%) interest in each Joint Invention.

                  6.4.3 Responsibility for preparing, filing, prosecuting, and maintaining all patent applications and patents embodying the Joint Invention(s) shall be with Immunomedics, who will consult with and keep IBC fully informed as to the preparation, filing, prosecution and maintenance of all patent applications and patents relating to the Joint Invention(s). Prosecution or maintenance of any patent or patent application shall not be abandoned by Immunomedics without the written consent of IBC.
                  6.4.4 Immunomedics and IBC will each use their reasonable efforts to assure that the inventors and other employees thereof fully cooperate in the preparation, filing, prosecution, and maintenance of all patent applications and patents embodying the Joint Invention(s).

                  6.4.5 IBC shall pay all reasonable expenses associated with preparing, filing, prosecuting, and maintaining all patent applications and patents relating to the Joint Invention(s), unless Immunomedics is also using the technology covered by the claims of the application or patent in which case the parties shall share equally in such costs and expenses. Immunomedics shall maintain adequate records showing all expenses incurred in connection with such patent applications and patents, which shall be made available to IBC for inspection on reasonable notice. In the event that Immunomedics anticipates the possibility of any extraordinary expenditures arising from the preparation, filing, prosecution, or maintenance of any patent application or patent contemplated by this Agreement, Immunomedics shall provide IBC with full particulars and shall discuss with IBC mutually acceptable course of action prior to incurring such expenditures. IBC shall reimburse Immunomedics for such costs and expenses within sixty (60) days of receiving an invoice from Immunomedics for such expenses.

                  6.4.6 Either party may elect to discontinue its obligation to pay or reimburse expenses associated with any selected patent application or patent for a Joint Invention within any national jurisdiction, upon sixty (60) days written notice by such party (the "Terminating Party") to the other party (the "Continuing Party").

                  6.4.7 The Continuing Party may elect to request assignment of the selected patent rights owned by the Terminating Party in the Joint Invention(s) and any licenses issued for said Joint Invention(s). The Continuing Party shall make its election and shall advise the Terminating Party in writing within thirty (30) days after receipt of a notice of discontinuance under
Section 6.4.6. Subject to the assumption by the Continuing Party of sole responsibility for the management and expense of the Joint Invention(s), the Terminating Party shall convey to the Continuing Party assignment of the

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Invention(s)  and licenses,  and shall do all things  necessary to transfer file wrappers and other files related to such rights and licenses to the Continuing Party or its designee. Upon perfection of such assignments, the Terminating Party shall have no further rights or obligations with respect to such Joint Invention, and the Continuing Party may thereafter separately license such Joint Invention, without accounting to the Terminating Party.


7.       TERM AND TERMINATION.

         7.1 Term. This Agreement shall become effective immediately upon the Effective Date and, unless earlier terminated by the provisions for termination herein, shall continue in effect until the last to expire of the patents within the Immunomedics Patent Property to which IBC has a license or sublicense, whether such patent is currently issued or issues from any patent application contained within the Immunomedics Patent Property.

         7.2      Termination.

                  7.2.1 Material Default By Licensee Upon any material breach or default under this Agreement by IBC, Immunomedics shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by forty-five (45) days advance notice to IBC specifying such default or breach. Such termination shall become effective unless IBC shall have substantially cured any such breach or default prior to the expiration of the said forty- five (45) day period, or, if the breach or default cannot reasonably be cured within such forty-five (45) day period, IBC shall have commenced such cure within such forty-five (45) day period and shall diligently prosecute such cure to completion within not more than an additional forty-five (45) days. In the event IBC: (i) becomes insolvent, makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due; (ii) files a voluntary petition in bankruptcy, or, by voluntary petition, answer or consent, seeks relief under the provisions of any bankruptcy or other similar law providing for its reorganization or winding up, or providing for an agreement, composition, extension or adjustment with creditors; petitions or consents to the appointment of a receiver, this Agreement may be terminated immediately and without notice by Immunomedics at Immunomedics' option. In the event of an involuntary bankruptcy petition, Immunomedics may immediately suspend the license granted under this Agreement, subject to reinstatement only if the bankruptcy is dismissed within sixty (60) days or, in the case of a receiver, such appointment is being contested in good faith and such appointment is dismissed within sixty (60) days.



8. ASSIGNABILITY. Neither this Agreement nor any part hereof shall be assignable by either party without the prior, express, written permission of the other

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

party, which permission shall not be unreasonably withheld or delayed. Any attempted assignment without such consent shall be void. Notwithstanding the preceding two sentences, any party may assign this Agreement to an Affiliate or in connection with the merger, consolidation, transfer or sale of substantially all of its assets relating to this Agreement.

9. NOTICES. All notices required or permitted to be given under this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid and receipt requested, addressed to the signatory to whom such notice is required or permitted to be given or sent by facsimile or when personally delivered. All notices shall be deemed to have been given when mailed, as evidenced by the return receipt or, when sent by facsimile, as evidenced by acknowledgment of transmission, or by overnight delivery e.g., Express Mail, Fed. Ex., UPS, DHL, with receipt in good order requested and received.
                  To Immunomedics:

                                    Robert J. DeLuccia
                                    President and CEO
                                    Immunomedics, Inc.
                                    300 American Road
                                    Morris Plains, New Jersey 07950
                                    Facsimile: 973-605-8282


                  To IBC:

                                    IBC Pharmaceuticals, Inc.
                                    c/o  Dr. David Goldenberg
                                    Immunomedics, Inc.
                                    300 American Road
                                    Morris Plains, New Jersey 07950
                                    Facsimile: 973-605-8311


Any party may, by written notice to the others, designate a new addressee or address to which notices to the party giving the notice shall thereafter be mailed or sent by facsimile.

10. SEVERABILITY. If a court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, or if any government or other agency having jurisdiction over either Immunomedics, or IBC deems any provision to be contrary to any laws, then that provision shall be severed and the remainder of the Agreement shall continue in full force and effect. To the extent possible, the parties shall revise such invalidated provision in a manner that will render such provision valid without impairing the parties' original interests.

11. ENTIRE AGREEMENT. This instrument contains the entire Agreement between the parties relative to its subject matter. No verbal agreement, conversation or representation between any officers, agents or employees of the parties hereto before the execution of this Agreement shall affect or modify any of the terms or obligations herein contained.

12. MODIFICATIONS IN WRITING. No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by a duly authorized representative of each party.

13. GOVERNING LAW. The validity and interpretation of this Agreement and the legal relations of the parties to it shall be governed by the laws of the State of New Jersey, excluding New Jersey's conflict of laws principles

14. CONSTRUCTION. The parties agree that they have participated equally in the formation of this Agreement and that the language herein should be not be presumptively construed against any of them.

15.      ARBITRATION.

         15.1 Any controversy or claim arising out of, or relating to this Agreement shall be resolved by final and binding arbitration in Morris Plains, New Jersey under the Commercial Arbitration Rules of the American Arbitration Association then obtaining.

         The arbitration shall be subject to the following terms:

                  (a) The number of arbitrators shall be three (3) unless otherwise agreed to by the parties to the dispute.

                  (b) The arbitrators shall each be an independent, impartial third party having no direct or indirect personal or financial relationship to either of the parties to the dispute, who has agreed to accept the appointment as arbitrator on the terms set forth in this Article 15.

                  (c) The arbitrators shall each be an active or retired attorney, law professor or judicial officer with at least five (5) years experience in general commercial matters and a familiarity with the technology relating to this agreement and with the laws governing proprietary rights in intellectual property to the extent necessary to adjudicate the dispute.

                  (d) The arbitrators shall be selected as follows:

                           (i)      Within   thirty  (30)  days of a request for
arbitration made by either party, Immunomedics shall select one arbitrator and IBC shall select one arbitrator and these two arbitrators shall then agree on the selection of a third arbitrator.

                           (ii)     If  the  method  of  selection  set  out  in
Section 15.1(d)(i) fails for any reason, then either party may petition the American Arbitration Association for appointment of the arbitrators in accordance with its rules, provided that the arbitrators must satisfy the requirements of (b) and (c) above.

                   (e) The dispute shall be submitted to the three arbitrators within ninety (90) days after they have been selected. A decision shall be rendered within sixty (60) days after the dispute is submitted.

                   (f) The arbitrators shall render a decision in writing accompanied by written findings explaining the facts determined in support of the decision and any relevant conclusions of law.

                   (g) The fees of the arbitrators and any other costs and fees associated with the arbitration shall be paid in accordance with the decision of the arbitrators.

                   (h) The arbitrators shall have no power to add to, subtract from, or modify any of the terms or conditions of this Agreement. Any decision rendered in such arbitration may be enforced by either party in the United States District Court for the Northern District of New Jersey, to whose jurisdiction for such purposes the parties to the dispute hereby irrevocably consent and submit.

16. FURTHER ASSURANCES. Each party agrees to furnish, upon request of the other party, such further information as may be required to give effect to the transactions contemplated by this Agreement and to permit each party to fully enjoy the benefit of the rights and grants provided hereunder. In the event a party makes a good faith determination that it is necessary for the other party to take certain additional actions to give full effect to the transactions contemplated by this Agreement and to permit each party to fully enjoy the benefit of the rights transferred hereunder, such party shall notify the other of its determination and the parties agree to meet to discuss in good faith the possibility of such additional actions being taken.

17.      CONFIDENTIALITY

         17.1 Non-Disclosure and Non-Use of Confidential Information. Anything in this Agreement to the contrary notwithstanding, all knowledge, know-how, practices, process or other information (hereinafter referred to as "Confidential Information") disclosed or submitted, either orally, in writing or in other tangible or intangible form which is designated as Confidential Information by either party to the other shall be received and maintained by the receiving party in strict confidence and shall not be disclosed to any third party, except that disclosure may be made to Coulter Corporation and Beckman Coulter Inc. (hereinafter collectively "Coulter"), and Immunotech S.A. and Immunotech Partners, S.A. (hereinafter collectively "Immunotech") with disclosing parties assuring that Coulter and Immunotech, shall abide by the obligations of this Article 17. Oral disclosures of Confidential Information which the disclosing party wishes to be maintained in confidence under this
Article 17 shall be reduced to writing within fourteen (14) days of disclosure. Furthermore, neither party shall use the Confidential Information for any purpose other than those purposes specified in this Agreement. The parties may disclose Confidential Information to the minimum number of their employees reasonably requiring access thereto for the purposes of this Agreement, provided, however, that prior to making any such disclosures each such employee or other recipient shall be apprised of the duty and obligation to maintain
Confidential Information in confidence and not to use such Confidential Information for any purpose other than in accordance with the terms and conditions of this Agreement. The confidentiality obligation under this paragraph shall survive the expiration or early termination of this Agreement.

         17.2     Limitation on Confidentiality

                  17.2.1 Subject to Section 17.2.2, nothing contained herein will in any way restrict or impair either party's right to use, disclose, or otherwise deal with any Confidential Information which:

                           (i)  At   the   time  of  its  receipt  is  generally
available to the public or thereafter becomes available to the public through no act or failure to act of the receiving party; or

                           (ii) Was independently known prior to receipt thereof
as shown by written records, or thereafter is made available to such receiving party as a matter of lawful right by a third party who does not require that it be maintained confidential.

                           (iii) Is  thereafter  independently  developed by the
receiving party without use of or access to the Confidential Information of the disclosing party.

                  17.2.2 If any designated Confidential Information received by a party is believed to be exempt from the confidentiality obligation of Section 17.2.1, the receiving party shall notify the disclosing party in writing within ten (10) days of receipt and shall provide documentation substantiating the claim for exemption, failing which the purported exemption is waived and the confidentiality obligation of Section 17.2.1 shall continue to apply to such designated Confidential Information.

18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the dates noted below.

IMMUNOMEDICS, INC.                          IBC PHARMACEUTICALS, L.L.C.



By: ____________________________            By:  ___________________________
       Robert J. DeLuccia
Title: President and CEO                    Title:


Date:___________________________            Date:___________________________



I agree to the provisions of Section 4.1.2 of this Agreement.


________________________________
David M. Goldenberg, Sc.D., M.D.


Date:___________________________

                                    EXHIBIT 1

                          IMMUNOMEDICS PATENT PROPERTY

(a)      U.S. PATENTS:

         US 4,818,709

(b)      U.S. PATENT APPLICATIONS:

         US 08/318,157 (now allowed - to issue 2/25/99)

(c)      CORRESPONDING FOREIGN PATENTS AND APPLICATIONS

         Japan 2,598,893, Japan 254809/94 (Div.), Japan 8-512588

         Australia 629,213, Australia 582,731, Australia 37196/95

         Canada 1,274,794, Canada 2,200,868

         Israel 70746

         EPO  131,627,   (Austria,   Belgium,  France,  G. Britain,  W. Germany,
         NetherlandS, Luxembourg, Sweden, Switzerland/Liechtenstein)

         EPO 95935020.8

                                    EXHIBIT 2

                           IMMUNOTECH PATENT PROPERTY


I.       PRIORITY PATENT APPLICATIONS:

         A.  PRIORITY PATENT APPLICATIONS:

         1. FRENCH PATENT APPLICATION NO. 8613146 FILED SEPTEMBER 19, 1986, AND GRANTED AS FRENCH PATENT NO. 2604092, ON APRIL 13, 1990 AND ENTITLED "AFFINITY ENHANCEMENT IMMUNOLOGICAL REAGENTS FOR IN VIVO DETECTION AND KILLING OF SPECIFIC TARGET CELLS" AND ASSIGNED TO IMMUNOTECH, S.A. (HEREINAFTER "AFFINITY ENHANCEMENT PATENT")

         2. FRENCH PATENT APPLICATION NO. 8912622 FILED SEPTEMBER 21, 1989, AND GRANTED AS FRENCH PATENT NO. 2652004, ON OCTOBER 28, 1994 AND ENTITLED "HYDROPHILIC DERIVATIVES, THEIR APPLICATION TO DIAGNOSIS AND TO THERAPEUTICS, DIAGNOSTIC OR THERAPEUTIC KITS AND IMMUNOLOGICAL REAGENTS" (HEREINAFTER "HYDROPHILIC DERIVATIVES PATENT")

         3. FRENCH PATENT APPLICATION NO. 9213267 FILED OCTOBER 27, 1992, AND GRANTED AS FRENCH PATENT NO. 2697255 ON JANUARY 13, 1995 ENTITLED "TECHNETIUM OR RHENIUM-BINDING BI-HAPTEN DERIVATIVES, A PROCESS FOR THEIR PREPARATION, DIAGNOSTIC AND THERAPEUTIC APPLICATION, AND KITS AND IMMUNOLOGICAL REAGENTS CONTAINING THE SAME" ASSIGNED TO IMMUNOTECH PARTNERS (HEREINAFTER "TECH-RHE BIVALENT HAPTENS PATENT")

         B. CORRESPONDING FOREIGN PATENTS AND APPLICATIONS:

         1. CORRESPONDING TO AFFINITY ENHANCEMENT PATENT

                  (a)     EUROPEAN  PATENT   NO.  263046 GRANTED APRIL 15, 1992.
         NATIONALIZED IN AUSTRIA AS PATENT NO. 74769, GERMANY AS PATENTSCHRIFT NO. 3778281 AND SPAIN AS PATENT NO. 2032468.

                  (b)     AUSTRALIAN PATENT NO. 613318, ACCEPTED AUGUST 1, 1991.

                  (c)     CANADIAN PATENT NO. 1306414, GRANTED AUGUST 18, 1992.

                  (d)     FRENCH  PATENT NO. 2604092, GRANTED APRIL 13, 1990.

                  (e) JAPANESE PATENT APPLICATION NO. 2612454, EXAMINED MAY 21, 1997.

                  (f) KOREAN PATENT APPLICATION NO. 9005622, EXAMINED JULY 31, 1990.

                  (g)     U.S. PATENT NO. 5,256,395 GRANTED OCTOBER 26, 1993.

         2. CORRESPONDING TO HYDROPHILIC DERIVATIVE PATENT

                  (a) EUROPEAN PATENT NO. 419387, GRANTED NOVEMBER 20, 1996. NATIONALIZED IN AUSTRIA AS PATENT NO. 145338 AND SPAIN AS PATENT NO. 2094750.

                  (b)     AUSTRALIAN PATENT NO. 638488, ACCEPTED JULY 1, 1993.

                  (c)     CANADIAN PATENT NO. 2025607, GRANTED MARCH 22, 1991.

                  (d)     FRENCH PATENT NO. 2652004, GRANTED OCTOBER 28, 1994.

                  (e) GERMAN PATENT PUBLICATION NO. 69029184, PUBLISHED JUNE 5, 1997.

                  (f) JAPANESE PATENT APPLICATION NO. 3173900, UNEXAMINED, JULY 29, 1991.

                  (g)     U.S. PATENT NO. 5,274,076 ISSUED DECEMBER 28, 1993.

         3. CORRESPONDING TO TECH-RHE BIVALENT HAPTENS PATENT

                  (a) EUROPEAN PATENT PUBLICATION NO. 595743, PUBLISHED MAY 4, 1994.

                  (b) AUSTRALIAN PATENT APPLICATION NO. 669219, ACCEPTED MAY 30, 1996.

                  (c)     CANADIAN PATENT NO. 2109256, GRANTED APRIL 28, 1994.

                  (d) JAPANESE PATENT APPLICATION NO. 6321809, UNEXAMINED, NOVEMBER 22, 1994.